                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lam Research Corporation of our report dated July 24, 1997, except for Note 2, which is dated as of August 5, 1997 relating to the consolidated financial statements of OnTrak Systems, Inc., appearing on page 52 of Lam Research Corporation's Annual Report on Form 10-K for the year ended June 30, 1998.



/s/ PriceWaterhouseCoopers LLP
San Jose, California
February 19, 1999